UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2010

Body Central Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34906	14-1972231
(State of Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

6225 Powers Avenue

Jacksonville, FL 32217

(Address of Principal Executive Offices, Including Zip Code)

(904) 737-0811

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

On November 2, 2010, the underwriters of Body Central Corp.’s (the “Company”) previously announced initial public offering of common stock closed the full exercise of their over-allotment option to purchase an additional 750,000 shares of the Company’s common stock from the Company’s selling stockholders.  The option was granted in connection with the initial public offering of 5,000,000 shares of common stock.  The Company will not receive any proceeds from the sale of the over-allotment shares by the selling stockholders.

Cautionary Statements Regarding Forward Looking Statements

This current report of Form 8-K contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended.  These statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from those expressed or implied. These forward-looking statements are made only as of the date hereof, and Body Central Corp. undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  Additional risks relating to Body Central Corp. may be found in the registration statement on Form S-1 filed with the Securities Exchange Commission.

2

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.

By:	/s/ Richard L. Walters
Richard L. Walters
Executive Vice President, Chef Financial Officer and Treasurer

Date: November 2, 2010

3